EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2022 relating to the financial statements of Safety Insurance Group, Inc. and the effectiveness of Safety Insurance Group, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Safety Insurance Group, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 20, 2023